Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Federated Total Return Series, Inc. and Money Market Obligations Trust included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated January 31, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 91to the Registration Statement (File No. 33- 50773) of Federated Total Return Series, Inc., and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated June 30, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 224 to the Registration Statement (File No. 33-31602) of Federated Money Market Obligations Trust, and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated January 25, 2019, on the financial statements of Federated Total Return Bond Fund (one of the portfolios constituting Federated Total Return Series, Inc.), included in the Annual Shareholder Report for the year ended November 30, 2018, which is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated June 24, 2019, on the financial statements of Federated U.S. Treasury Cash Reserves (one of the portfolios constituting Money Market Obligations Trust), included in the Annual Shareholder Report for the year ended April 30, 2019, which is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 6, 2019